UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2016

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2016, Francesca’s Holdings Corporation (the “Company”) and its subsidiaries, Francesca’s Collections, Inc. and Francesca’s Services Corporation, entered into a second amended and restated employment letter agreement with Mr. Kal Malik, the Company’s Executive Vice President, Chief Administrative Officer and General Counsel (the “Employment Letter”). Except as otherwise provided below, the terms and conditions of the Employment Letter are effective as of January 1, 2016. The following summary of the Employment Letter is qualified in its entirety by the text of the Employment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Employment Letter has an indefinite term and provides for Mr. Malik to receive an annual base salary of $402,500 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 50% of his base salary. The Employment Letter also provides for Mr. Malik to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time.

Pursuant to the terms of Mr. Malik’s Employment Letter, if his employment is terminated by the Company without “cause” (as such term is defined in his Employment Letter), he will be entitled to an aggregate payment (subject to applicable tax withholdings) equal to one times his annual base salary in effect at the time of his termination, with such amount to become payable in substantially equal monthly installments over the 12-month period following the termination date.

Mr. Malik’s right to receive the severance benefits described above is subject to his execution of a release of claims in favor of the Company upon termination of his employment, as well as his compliance with certain protective covenants in the Employment Letter, including confidentiality, non-solicitation and non-compete covenants. Mr. Malik is not entitled to any tax gross up payments from the Company.

Item 9.01.	Financial Statements and Exhibits.

10.1	Second Amended and Restated Employment Letter Agreement, dated January 1, 2016, between Francesca’s Collections, Inc., Francesca’s Services Corporation, Francesca’s Holdings Corporation and Kal Malik

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: January 8, 2016	By:	/s/ Cynthia Thomassee
Cynthia Thomassee
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Employment Letter Agreement, dated January 1, 2016, between Francesca’s Collections, Inc., Francesca’s Services Corporation, Francesca’s Holdings Corporation and Kal Malik